SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2014

STERLING BANCORP
(Exact Name of Registrant as Specified in Charter)

    Delaware          001-35385      80-0091851
(State or Other Jurisdiction)    (Commission File No.)    (I.R.S. Employer
of Incorporation)    Identification No.)

400 Rella Boulevard, Montebello, New York                         10901
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:    (845) 369-8040

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17      CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17      CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On February 20, 2014, Sterling Bancorp (the “Company”) held its 2014 Annual Meeting of Stockholders, at which the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on January 10, 2014. There were 83,930,874 outstanding shares entitled to vote and there were 76,151,744 shares present in person or by proxy, representing 90.73% of the shares outstanding and entitled to vote. The voting results are presented below.

1.     Election of Robert Abrams, James B. Klein, John C. Millman, Richard O’Toole and Burt Steinberg as directors of the Company for a three-year term.

Nominee	For	Withheld	Broker Non-Votes
Robert Abrams	62,946,806	1,704,269	11,500,669
James B. Klein	63,929,624	721,451	11,500,669
John C. Millman	61,672,643	2,978,432	11,500,669
Richard O’Toole	63,602,324	1,048,751	11,500,669
Burt Steinberg	62,663,091	1,987,984	11,500,669

2.    Approval, by non-binding vote, on the compensation of the Named Executive Officers (Say-on-Pay).

For	Against	Abstain	Broker Non-Votes[1]
60,451,242	2,374,948	1,824,885	11,500,669

3.    Approval of the 2014 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes[1]
62,738,554	1,788,525	123,996	11,500,699

4.    Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2014.

For	Against	Abstain	Broker Non-Votes[1]
75,294,767	755,267	101,710	--

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

DATE: February 21, 2014	By: /s/ Luis Massiani_____________________
Luis Massiani
Executive Vice President and
Chief Financial Officer